EXHIBIT (n)

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm" and “Financial Statements" in the Statement of Additional Information, each dated October 30, 2024 and each included in this initial filing of the Registration Statement (Form N-2) of Neuberger Berman High Yield Strategies Fund Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 21, 2018 and December 22, 2023, with respect to the financial statements and financial highlights of Neuberger Berman High Yield Strategies Fund Inc. included in the Annual Reports to Shareholders (Form N-CSR) for the years ended October 31, 2018 and October 31, 2023, respectively, into this Registration Statement, filed with the Securities and Exchange Commission.

  /s/ Ernst & Young LLP

Boston, Massachusetts
October 30, 2024